Exhibit 10.24

Loan Agreement No. 1-2-25

This agreement (hereinafter referred to as the “Agreement”) was made on the 05th of February, 2025, in Tallinn.

Parties:

Lender:

B Holding OÜ, registration code 16121556, address Harju County, Tallinn, Mustamäe district, J. Sütiste tee 19a-200, 13419, represented by board member Boriss Aleksandrov (personal ID: 38006232228) (hereinafter referred to as the Lender).

Borrower:

Spectral Capital Group Corp, address 4712 Club Park Drive Hilliard OH (Ohio) 43026 USA, represented by president Jenifer Lyn Osterwalder (hereinafter referred to as the Borrower).

The Lender and the Borrower are individually referred to as a “Party” and collectively as the “Parties.”

1. Loan Amount, Term, Interest, and Late Payment Penalty

1.1. The Lender agrees to provide the Borrower with a loan of up to 100,000 EUR (one hundred thousand euros).

1.2. The purpose of the loan is for the Borrower to develop its business activities and make investments.

1.3. The loan amount must be repaid to the Lender within 12 months from the date of signing this Agreement and receiving the loan. The repayment period may be extended by mutual written agreement between the Parties.

1.4. The Borrower shall pay interest at a rate of 10% per annum, calculated on the outstanding loan amount. The interest accrual begins from the date the loan is made available to the Borrower and continues until the full repayment of the loan.

1.5. If the Borrower fails to make payments on time, they shall pay the Lender a late payment penalty of 0.02% per day on the overdue amount. The penalty is calculated from the day after the due date until the debt is settled. No penalty interest is calculated on unpaid interest or late payment penalties.

2. Loan Repayment and Payments

2.1. The Borrower shall make payments to the Lender’s bank account or via another method as notified by the Lender in advance.

2.2. Payments made by the Borrower shall be applied in the following order:

●	First, to cover late payment penalties;

●	Second, to cover overdue interest, starting from the oldest outstanding amounts;

●	Third, to cover the outstanding loan principal, starting from the oldest due amounts.

2.3. The Borrower may repay the loan early, provided that all accrued interest due at that time is paid in full.

3. Obligations of the Borrower

3.1. The Borrower undertakes to secure the fulfillment of its obligations under this Agreement with all current and future assets.

3.2. The Borrower shall immediately notify the Lender of any circumstances that may significantly impact the fulfillment of this Agreement.

3.3. The Borrower must inform the Lender of any changes to the details provided in this Agreement.

3.4. The Borrower shall bear all costs associated with the execution of this Agreement, including loan-related payments and security costs.

4. Termination of the Agreement

4.1. This Agreement shall terminate upon full repayment of the loan and related payments by the Borrower or on other legal grounds.

4.2. The Borrower has the right to repay the loan early, either in full or in part.

4.3. The Lender has the right to terminate the Agreement with one (1) month’s prior written notice. In such a case, the Borrower must repay all outstanding amounts within 30 days of receiving the termination notice.

4.4. The Lender has the right to terminate the Agreement immediately if the Borrower significantly breaches its obligations.

4.5. In the event of a breach, the Lender shall issue a written demand for correction within 14 days. If the Borrower fails to rectify the breach within this period, the Lender may terminate the Agreement by sending a written notice.

4.6. Upon termination by the Lender, the Borrower must repay all outstanding amounts within 30 days from receiving the termination notice.

5. Final Provisions

5.1. The Parties shall communicate all notices under this Agreement via email to the addresses provided, except where a written form is required.

5.2. Written notices shall be sent to the address provided in the Agreement and are deemed received five (5) calendar days after mailing. Before sending by post, notices must first be sent via email.

5.3. Any disputes arising from this Agreement that cannot be resolved through negotiations shall be settled in the Harju County Court.

5.4. If any clause of this Agreement is found to be invalid due to conflict with the law, the remaining provisions shall remain fully valid.

5.5. This Agreement comes into force upon signature by the authorized representatives of the Parties.

5.6. The Agreement, along with Annex No. 1, has been digitally signed in one original copy.

Contact Details of the Parties:

Lender

B Holding OÜ

bholding.est@gmail.com

+372 5307 0291

Borrower

Spectral Capital Group Corp

corporate@spectralcapital.com

+371 2272 6080

Signatures:

Boriss Aleksandrov

Lender – B Holding OÜ

Jenifer Lyn Osterwalder

Borrower – Spectral Capital Group Corp

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